UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
(State or other jurisdiction	(Commission File Number)	(I.R.S. employer identification no.)
of incorporation or organization)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (605) 361-9566

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2010, Summit Hotel Properties, LLC (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Summit Hotel OP, LP, a newly-formed Delaware limited partnership (the “OP”).  The sole general partner of the OP is Summit Hotel Properties, Inc. (“Summit REIT”), a newly formed Maryland corporation that will elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes.  Summit REIT intends to undertake an underwritten initial public offering (“IPO”) of its common stock and will apply to list its common stock on the New York Stock Exchange. The OP will be the operating partnership of Summit REIT, in a structure utilized by many other publicly traded REITs, and will continue the Company’s hotel ownership business.  Each of the OP and Summit REIT are affiliates of the Company and were organized to effect the reorganization of the Company contemplated by the Merger Agreement and related transactions.

Pursuant to the Merger Agreement, assuming the conditions to closing are satisfied or waived, at closing:

▪	the Company will merge with and into the OP with the OP as the surviving entity (the “Merger”);
▪	the OP will be the successor to the assets and liabilities of the Company;
▪	the current members of the Company will receive an aggregate of 9,993,992 common units of a single class of limited partnership interests in the OP (“OP units”);
▪	Class A and Class A-1 members of the Company will receive accrued and unpaid priority returns on their membership interests through August 31, 2010;
▪
accrued and unpaid returns priority returns on Class A and Class A-1 membership interests of the Company for the period of September 1, 2010 through the closing of the Merger may be paid with any available cash after satisfying working capital requirements, reserve requirements and payments to lenders in the discretion of management of the Company; and

▪	the Company will cease to exist, the membership interests of the Company will become null and void and the former members of the Company will become limited partners of the OP.

The members of the Company will receive a fixed number of OP units in the Merger based on the number of OP units allocated to each class of membership interest in the Company owned by the member and the ratio of that member’s adjusted capital contribution to the class to the total adjusted capital contributions to the class.  The following table describes the total number of OP units to be received in the Merger by each class of membership interests in the Company:

	Aggregate Adjusted Capital Contributions as of June 30, 2010	Total OP units to be issued in the Merger
Class A	$119,138,717	6,283,197
Class A-1	44,237,893	2,433,040
Class B	6,687,944	352,712
Class C	17,540,183	925,043
Total	$187,604,737	9,993,992

Beginning 12 months after completion of the merger, OP units will be redeemable by the holder, on the first day of each calendar quarter after 60 days’ advance written notice, for cash based on an average of the then-current market prices of Summit REIT common stock or, at the election of the OP, shares of Summit REIT common stock, on a one-for-one basis.

The Merger Agreement includes customary representations and warranties of the parties.  Completion of the Merger is subject to satisfaction of a number of conditions, including (i) approval by the required members of the Company of (a) an amendment to the Third Amended and Restated Operating Agreement for the Company to clarify the vote required to approve a merger of the Company (the “Amendment”) and (b) the Merger Agreement and (ii) completion of the IPO.

The Merger Agreement permits the OP to terminate the Merger Agreement if the IPO is not completed. The Company may terminate the Merger Agreement if the Merger has not been completed by September 30, 2011.
The Amendment and the Merger Agreement and related transactions were approved unanimously by the full board of managers of the Company.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the OP. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates and were made solely for the benefit of the parties to the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the OP or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information About the Transaction

The proposed Amendment and Merger will be submitted to the members of the Company for their consideration at a special meeting of members.  In connection the Amendment and Merger, the OP has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-168685) that includes a preliminary proxy statement of the Company and a prospectus of the OP.  The S-4 registration statement has not yet become effective.  This current report does not constitute an offer of any securities for sale.  The information in the preliminary proxy statement/prospectus is not complete and may be changed.  The OP may not sell the securities offered by the proxy statement/prospectus and the Company may not solicit members of the Company with respect to the Amendment and the Merger until the S-4 registration statement is declared effective by the SEC.

The members of the Company are urged to read the definitive proxy statement/prospectus when complete and any other relevant documents filed with the SEC as well as any amendments or supplements to those documents, because they will contain important information that members should consider before making a decision about the Amendment and the Merger.  You will receive the definitive proxy statement/prospectus from the Company by mail after the S-4 registration statement is declared effective.  In addition, you may obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about the Company at the SEC’s web site at www.sec.gov.

Participants in the Solicitation

The Company, the OP, Summit REIT and their respective executive officers, directors and managers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions.  Information regarding the Company’s executive officers and board of managers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 31, 2010, and information regarding Summit REIT’s directors and executive officers is available in the proxy statement/ prospectus.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.  You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated August 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry W. Boekelheide
Name: Kerry W. Boekelheide
Title: Chief Executive Officer

Dated:  August 11, 2010

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated August 5, 2010